SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         Choice One Communications Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                      16-1550742
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(State of Incorporation                               (I.R.S. Employer
        or Organization)                             Identification No.)


         100 Chestnut Street, Rochester, New York          14604-2417
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         (Address of principal executive offices)          (Zip Code)

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If this form relates to the registration of a class of debt securities and is
effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this
form relates:                                                         333-91321
                                                                      ---------
                                                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so Registered                      each class is to be registered
     -------------------                      ------------------------------

--------------------------------            ------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share

                                (Title of Class)

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock" set forth in its preliminary prospectus dated January 27, 2000, included in its Registration Statement on Form S-1 (Registration No. 333-91321, initially filed with the Securities and Exchange Commission (the "Commission") on November 19, 1999, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Common Stock pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act"), and in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.

ITEM 2.      EXHIBITS

         The following exhibits are incorporated herein by reference to previous filings made by the Registrant with the Securities and Exchange Commission:

  Exhibit
  Number                        Exhibit Name
  ------                        ------------

  3.1 Amended and Restated Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission, File No. 333-91321 (the "Registration Statement")

  3.2 Amended and Restated By-laws of Registrant are incorporated by reference to Exhibit 3.2 to the Registration Statement

  4.1 Form of Certificate for Registrant's Common Stock is incorporated by reference to Exhibit 4.1 to the Registration Statement

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:     January 28, 2000        CHOICE ONE COMMUNICATIONS INC.


                                   By:  /s/ John J. Zimmer
                                        ------------------------
                                        John J. Zimmer
                                        Vice President - Finance and Controller